    As filed with the Securities and Exchange Commission on December 1, 1999

                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                                TICKETS.COM, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     06-1424841
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                         555 ANTON BOULEVARD, 12TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
               (Address of principal executive offices) (Zip Code)

                                   ----------

                            1999 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                        TICKETS.COM, INC. 1998 STOCK PLAN
  TICKETSLIVE CORPORATION AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN
                 OPTIONS/WARRANTS GRANTED TO CERTAIN INDIVIDUALS
                            (Full title of the Plans)

                                   ----------

                                W. THOMAS GIMPLE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                TICKETS.COM, INC.
                         555 ANTON BOULEVARD, 12TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                     (Name and address of agent for service)

                                 (714) 327-5400
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                   Proposed              Proposed
                                          Amount to be         Maximum Offering     Maximum Aggregate         Amount of
Title of Securities to be Registered      Registered(1)        Price per Share        Offering Price       Registration Fee
------------------------------------      -------------        ----------------     -----------------      ----------------
1999 Stock Incentive Plan
-------------------------
Common Stock, $0.001 par value          10,506,313 shares         $20.0625(2)       $  210,782,904(2)        $55,646.69

1999 Employee Stock Purchase Plan
---------------------------------
Common Stock, $0.001 par value             666,667 shares         $20.0625(2)       $13,375,006.69(2)        $ 3,531.01

Tickets.com, Inc. 1998 Stock Plan
---------------------------------
Common Stock, $0.001 par value             248,881 shares         $ 0.5523(3)       $      137,485(3)        $    36.30

TicketsLive Corporation
Amended and Restated Stock
Award and Incentive Plan
------------------------
Common Stock, $0.001 par value             579,915 shares         $ 1.2906(3)       $      613,992(3)        $   162.10

Options/Warrants
Granted to Certain Individuals(4)
---------------------------------
Common Stock, $0.001 par value             144,140 shares         $ 2.831 (5)       $   408,060.34(5)        $   107.73
                                        -----------------                                                    ----------
                                        12,145,916 shares
                                        =================

Aggregate Registration Fee                                                                                   $59,483.83
                                                                                                             ==========
===========================================================================================================================

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan, the 1999 Stock Incentive Plan, the Tickets.Com 1998 Stock Plan, the TicketsLive Corporation Amended and Restated Stock Award and Incentive Plan and the Options and Warrants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on November 29, 1999, as reported by the Nasdaq National Market.

  (3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share in effect for the outstanding options under the Tickets.Com 1998 Stock Plan and the TicketsLive Corporation Amended and Restated Stock Award and Incentive Plan.

  (4) The options and warrants were granted pursuant to written compensation agreements to the following individuals in the Registrant's service: Pat Magnarella, Andrew Klein, Jay Coleman, Jeff Kwatinez, Lisa Hendricks, Michael Green, Neal Tomblyn, David A. Riley, Irwin L. Kwatek and Albert Shvartsman.

  (5) Calculated solely for the purposes of this offering under Rule 457(h) of the 1933 Act, as amended, on the basis of the weighted average exercise price of $2.831 per share in effect for the options/warrants.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Tickets.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Registration Statement No. 333-79709 on Form S-1 filed with the Commission on June 1, 1999, together with the amendments thereto on Form S-1/A filed with the Commission on June 22, 1999; September 22, 1999; October 19, 1999;
                  November 1, 1999; and November 3, 1999, respectively;

         (b) The Registrant's prospectus filed with the Commission on November 4, 1999, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-79709, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1998; and

         (c) The Registrant's Registration Statement on Form 8-A12G filed with the Commission on November 1, 1999, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

         Article VII, Section I of the Restated Bylaws of the Registrant provides that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article V, Section (A) of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

         The Registrant has purchased liability insurance for its directors and officers. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

  Exhibit Number  Exhibit
  --------------  -------

         4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27893 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

         5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1      Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

        23.2      Consent of KPMG LLP.

        23.3      Consent of Burr, Pilger & Meyer.

        23.4      Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

        24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

        99.1      1999 Stock Incentive Plan.

        99.2      1999 Employee Stock Purchase Plan.

        99.3 Form of Warrant to Purchase Common Stock Granted to Certain Individuals.

        99.4 Form of Option to Purchase Common Stock Granted to Certain Individuals.

        99.5      Tickets.com, Inc. 1998 Stock Plan.

        99.6      Form of Tickets.com, Inc. Stock Option Agreement.

        99.7 TicketsLive Corporation Amended and Restated Stock Award and Incentive Plan.

        99.8      Form of TicketsLive Corporation Stock Option Agreement.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan and Employee Stock Purchase Plan, the assumed Tickets.Com 1998 Stock Plan and TicketsLive Corporation Amended and Restated Stock Award and Incentive Plan and the Options/Warrants granted to certain individuals.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on this 30th day of November, 1999.

                                       TICKETS.COM, INC.


                                       By: /s/ W. THOMAS GIMPLE
                                           -------------------------------------
                                           W. Thomas Gimple
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Tickets.com, Inc., a Delaware corporation, do hereby constitute and appoint W. Thomas Gimple and John
M. Markovich and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                    Date
               ---------                                        -----                                    ----


/s/ C. IAN SYM-SMITH                           Chairman of the Board                                November 30, 1999
----------------------------------------
C. Ian Sym-Smith



/s/ W. THOMAS GIMPLE                           President, Chief Executive Officer                   November 30, 1999
----------------------------------------       (Principal Executive Officer) and Director
W. Thomas Gimple



/s/ JOHN M. MARKOVICH                          Chief Financial Officer (Principal                   November 30, 1999
----------------------------------------       Financial Officer)
John M. Markovich

               Signature                                        Title                                    Date
               ---------                                        -----                                    ----


/s/ GEORGE BELL                                Director                                             November 30, 1999
----------------------------------------
George Bell



/s/ JAMES A. CACCAVO                           Director                                             November 30, 1999
----------------------------------------
James A. Caccavo



/s/ PETER CHERNIN                              Director                                             November 30, 1999
----------------------------------------
Peter Chernin


                                               Director                                             November 30, 1999
----------------------------------------
Christos M. Cotsakos


/s/ WILLIAM E. FORD                            Director                                             November 30, 1999
----------------------------------------
William E. Ford



/s/ HOWARD L. MORGAN                           Director                                             November 30, 1999
----------------------------------------
Howard L. Morgan



/s/ JANICE L. RICHTER                          Director                                             November 30, 1999
----------------------------------------
Janice L. Richter



/s/ NICOLAS E. SINACORI                        Director                                             November 30, 1999
----------------------------------------
Nicolas E. Sinacori

                                 EXHIBIT INDEX


      Exhibit
      Number      Exhibit
      -------     -------
         4        Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-27893 on
                  Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this
                  Registration Statement.

         5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1      Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

        23.2      Consent of KPMG LLP.

        23.3      Consent of Burr, Pilger & Meyer.

        23.4      Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

        24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

        99.1      1999 Stock Incentive Plan.

        99.2      1999 Employee Stock Purchase Plan.

        99.3      Form of Warrant to Purchase Common Stock Granted to Certain
                  Individuals.

        99.4      Form of Option to Purchase Common Stock Granted to Certain
                  Individuals.

        99.5      Tickets.com, Inc. 1998 Stock Plan.

        99.6      Form of Tickets.com, Inc. Stock Option Agreement.

        99.7      TicketsLive Corporation Amended and Restated Stock Award and
                  Incentive Plan.

        99.8      Form of TicketsLive Corporation Stock Option Agreement.
